Exhibit 99.1

FOR IMMEDIATE RELEASE

OWENS-BROCKWAY GLASS CONTAINER INC.
OFFER TO PURCHASE FOR CASH
ANY AND ALL 5.375% SENIOR NOTES DUE 2025

PERRYSBURG, Ohio (May 15, 2023) O-I Glass, Inc. (NYSE: OI) (“OI Glass”), announced today that Owens-Brockway Glass Container Inc. (the “Company,” “we,” “us” and “our”), a Delaware corporation and an indirect wholly owned subsidiary of OI Glass, has commenced an offer to purchase for cash (the “Offer”) any and all of the Company’s outstanding securities listed in Table I below (the “Notes”). As of May 15, 2023, approximately $300 million aggregate principal amount of the Notes were outstanding.

The Offer is made upon the terms and subject to the conditions set forth in the offer to purchase, dated May 15, 2023 (as may be amended or supplemented from time to time, the “Offer to Purchase”), and its accompanying notice of guaranteed delivery (the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase, the “Tender Offer Documents”). Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.

All documentation relating to the Offer, including the Offer to Purchase and the Notice of Guaranteed Delivery, together with any updates, are available from the Information Agent and the Tender Agent, as set forth below, and will also be available via the Offer Website: www.dfking.com/owens-brockway.

Timetable for the Offer

Date	Calendar Date and Time

Commencement of the Offer	May 15, 2023.

Withdrawal Date	5:00 p.m. (New York City time) on May 23, 2023, unless extended with respect to the Offer.

Expiration Date	5:00 p.m. (New York City time) on May 23, 2023, unless extended with respect to the Offer.

Guaranteed Delivery Date	5:00 p.m. (New York City time) on the second business day after the Expiration Date, expected to be on May 25, 2023, unless extended with respect to the Offer.

Settlement Date	Expected to be the third business day after the Expiration Date and the first business day following the Guaranteed Delivery Date. The expected Settlement Date is May 26, 2023, unless extended with respect to the Offer.

TABLE I: NOTES SUBJECT TO THE OFFER

Title of Notes	CUSIP Numbers/ISINs	Principal Amount Outstanding	Total Consideration (1)
5.375% Senior Notes due 2025 (the “Notes”)	CUSIPs: 690872AB2 / U6S19GAC1 ISINs: US690872AB26 / USU6S19GAC10	$300,000,000	$1,010.00

(1)	Per $1,000 principal amount of Notes accepted for purchase in the Offer (exclusive of any accrued and unpaid interest, which will be paid in addition to the Total Consideration, as applicable, to, but not including, the Settlement Date).

Purpose of the Offer

The primary purpose of the Offer is to acquire up to all of the outstanding Notes. The Offer is being made in connection with the Company’s previously announced offering (the “New Notes Offering”) of $690 million aggregate principal amount of its 7.250% senior notes due 2031 (the “New Notes”), which priced on May 12, 2023 and is expected to close on May 25, 2023, subject to the satisfaction of customary closing conditions. The Total Consideration (as defined below) for any and all of the Notes, the Accrued Coupon Payment (as defined below) and all related fees and expenses are expected to be funded by the concurrent New Notes Offering, together with cash on hand. The Offer is subject to the satisfaction of certain conditions as more fully described under the heading “Description of the Offer—Offer Conditions” in the Offer to Purchase including, among other things, the Financing Condition (as defined below). Notes that are accepted in the Offer will be purchased, retired and cancelled by us and will no longer remain outstanding obligations of ours.

Details of the Offer

The Offer will expire at 5:00 p.m. (New York City time) on May 23, 2023 (as the same may be extended with respect to the Offer, the “Expiration Date”). Tendered Notes may be withdrawn at any time prior to 5:00 p.m. (New York City time), on May 23, 2023 with respect to the Offer (as the same may be extended with respect to the Offer, the “Withdrawal Date”), but not thereafter, except as required by applicable law as described in the Offer to Purchase. The Offer is not conditioned on any minimum amount of Notes being tendered. The Offer is not conditioned on any other tender offer and the Offer operates independently from any other tender offer.

For a Holder who holds Notes through DTC to validly tender Notes pursuant to the Offer, an Agent’s Message and any other required documents must be received by the Tender Agent at its email address set forth on the Offer to Purchase at or prior to the Expiration Date or, if pursuant to the Guaranteed Delivery Procedures, at or prior to 5:00 p.m. (New York City time) on May 25, 2023 (the “Guaranteed Delivery Date”). There is no letter of transmittal for the Offer to Purchase.

Upon the terms and subject to the conditions set forth in the Tender Offer Documents, Holders who (i) validly tender Notes at or prior to the Expiration Date (and do not validly withdraw such Notes at or prior to the Withdrawal Date) or (ii) deliver a properly completed and duly executed Notice of Guaranteed Delivery (or comply with DTC’s ATOP procedures applicable to guaranteed delivery) and all other required documents at or prior to the Expiration Date and validly tender their Notes at or prior to the Guaranteed Delivery Date pursuant to the Guaranteed Delivery Procedures, and whose Notes are accepted for purchase by us, will receive the Total Consideration for each $1,000 principal amount of Notes, which will be payable in cash. We will accept and pay for all validly tendered and not validly withdrawn Notes that are accepted for purchase by us.

The Total Consideration payable for each $1,000 principal amount of Notes that are validly tendered, and not validly withdrawn, and accepted for purchase will be equal to $1,010.

In addition to the Total Consideration, Holders whose Notes are accepted for purchase by us will be paid the accrued and unpaid interest on such Notes from the last interest payment date (which was April 15, 2023) up to, but not including, the Settlement Date for the Offer, which is expected to be May 26, 2023 (the “Accrued Coupon Payment”).

Interest will cease to accrue on the Settlement Date for all Notes accepted in the Offer, including those tendered through the Guaranteed Delivery Procedures.

The Offer is subject to certain conditions, including, among other things, the Financing Condition, and certain customary conditions. Subject to applicable law and limitations described in the Offer to Purchase, we may waive any of the conditions in our sole discretion.

Our obligation to accept and pay for any Notes validly tendered and not validly withdrawn is conditioned on the successful completion, after the date hereof and prior to the Settlement Date, of the New Notes Offering on terms and resulting in receipt of net proceeds satisfactory to us (the “Financing Condition”).

From time to time after the Expiration Date, we or our affiliates may acquire Notes that are not purchased in the Offer through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemptions, satisfaction and discharge or otherwise, upon such terms and at such prices as we or our affiliates may determine or as may be provided for in the Indenture or other documents governing the Notes (which may be on terms more or less favorable from those contemplated in the Offer and, in either case, could be for cash or other consideration).

For further details on the procedures for tendering the Notes, please refer to the Offer to Purchase, including the procedures set out under the heading “Description of the Offer—Procedures for Tendering Notes” in the Offer to Purchase.

We have retained Wells Fargo Securities, LLC to act as the Dealer Manager for the Offer (the “Dealer Manager”). Questions regarding terms and conditions of the Offer should be directed to Wells Fargo Securities, LLC at (866) 309-6316 (toll-free) or (704) 410-4759 (collect) or via the email address liabilitymanagement@wellsfargo.com.

D.F. King has been appointed as information agent and tender agent (the “Information Agent and Tender Agent”) in connection with the Offer. Questions or requests for assistance in connection with the Offer or the delivery of Tender Instructions, or for additional copies of the Tender Offer Documents, may be directed to the Information Agent and Tender Agent at +1 (800) 714-3306 (toll free), +1 (212) 269-5550 (collect) or via e-mail at owens@dfking.com. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer. The Tender Offer Documents can be accessed at the Offer Website: www.dfking.com/owens-brockway.

We reserve the right, in our sole discretion, not to accept any Tender Instructions, not to purchase any Notes or to extend, re-open, withdraw or terminate the Offer and to amend or waive any of the terms and conditions of the Offer in any manner, subject to applicable laws and regulations.

Holders are advised to read carefully the Offer to Purchase for full details of and information on the procedures for participating in the Offer.

Holders are advised to check with any bank, securities broker or other intermediary through which they hold the Notes when such intermediary would require to receive instructions from a Holder in order for that the Holder to be able to participate in the Offer before the deadlines specified above. The deadlines set by any such intermediary and DTC for the submission of Tender Instructions will be earlier than the relevant deadlines specified above.

Unless stated otherwise, announcements in connection with the Offer will be made available on our website at www.o-i.com. Such announcements may also be made by (i) the issue of a press release and (ii) the delivery of notices to the Clearing Systems for communication to Direct Participants.

Copies of all such announcements, press releases and notices can also be obtained from the Information Agent and Tender Agent, the contact details for whom are set out below. Significant delays may be experienced where notices are delivered to DTC and Holders are urged to contact the Information Agent and Tender Agent for the relevant announcements relating to the Offer. In addition, all documentation relating to the Offer to Purchase, together with any updates, will be available via the Offer Website: www.dfking.com/owens-brockway.

DISCLAIMER This announcement must be read in conjunction with the Offer to Purchase. This announcement and the Offer to Purchase contain important information which should be read carefully before any decision is made with respect to the Offer. If you are in any doubt as to the contents of this announcement or the Offer to Purchase or the action you should take, you are recommended to seek your own financial, legal and tax advice, including as to any tax consequences, immediately from your broker, bank manager, solicitor, accountant or other independent financial or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the Offer.

None of the Company, the Dealer Manager, the Trustee, the Tender Agent or the Information Agent or any of their respective directors, officers, employees, agents or affiliates makes any recommendation as to whether or not Holders should tender their Notes in the Offer.

None of the Company, the Dealer Manager, the Trustee, the Tender Agent or the Information Agent or any of their respective directors, officers, employees, agents or affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Company, the Notes, or the Offer contained in this announcement or in the Offer to Purchase. None of the Company, the Dealer Manager, the Trustee, the Tender Agent, the Information Agent or any of their respective directors, officers, employees, agents or affiliates is acting for any Holder, or will be responsible to any Holder for providing any protections which would be afforded to its clients or for providing advice in relation to the Offer, and accordingly none of the Company, the Dealer Manager, the Trustee, the Tender Agent, the Information Agent or any of their respective directors, officers, employees, agents or affiliates assumes any responsibility for any failure by the Company to disclose information with regard to the Company or Notes which is material in the context of the Offer and which is not otherwise publicly available.

General

This announcement is for informational purposes only. Neither this announcement nor the Offer to Purchase, or the electronic transmission thereof, as applicable, constitutes an offer to sell or buy any of the New Notes pursuant to the New Notes Offering, a solicitation for acceptance of the Offer, or a notice of redemption under the indenture governing the Notes. This announcement is not an offer to purchase or a solicitation of an offer to purchase any other securities of the Company or any of its subsidiaries. The Offer is being made solely pursuant to the Offer to Purchase. The distribution of this announcement in certain jurisdictions may be restricted by law. The Offer is not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Company by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

No action has been or will be taken in any jurisdiction that would permit the possession, circulation or distribution of either this announcement, the Offer to Purchase or any material relating to us or the Notes in any jurisdiction where action for that purpose is required. Accordingly, neither this announcement, the Offer to Purchase nor any other offering material or advertisements in connection with the Offer may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

The distribution of this announcement and the Offer to Purchase in certain jurisdictions may be restricted by law. Persons into whose possession this announcement or the Offer to Purchase comes are required by us, the Dealer Manager, the Information Agent and Tender Agent to inform themselves about, and to observe, any such restrictions.

Forward-Looking Statements

This announcement may contain “forward-looking” statements as defined under U.S. securities laws. Forward-looking statements reflect OI Glass’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements.

It is possible OI Glass’s future financial performance may differ from expectations due to a variety of factors including, but not limited to, the following: (1) the general political, economic and competitive conditions in markets and countries where OI Glass has operations, including uncertainties related to economic and social conditions, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, changes in tax rates and laws, war, civil disturbance or acts of terrorism, natural disasters, and weather; (2) cost and availability of raw materials, labor, energy and transportation (including impacts related to the current conflict between Russia and Ukraine and disruptions in supply of raw materials caused by transportation delays); (3)the impact of the COVID-19 pandemic and the various governmental, industry and consumer actions related thereto; (4) competitive pressures, consumer preferences for alternative forms of packaging or consolidation among competitors and customers; (5) OI Glass’s ability to improve its glass melting technology, known as the modular advanced glass manufacturing asset (“MAGMA”) program, and implement it within the timeframe expected; (6) unanticipated operational disruptions, including higher capital spending; (7) the failure of OI Glass’s joint venture partners to meet their obligations or commit additional capital to the joint venture; (8) OI Glass’s ability to manage its cost structure, including its success in implementing restructuring or other plans aimed at improving OI Glass’s operating efficiency and working capital management, and achieving cost savings; (9) OI Glass’s ability to acquire or divest businesses, acquire and expand plants, integrate operations of acquired businesses and achieve expected benefits from acquisitions, divestitures or expansions; (10) OI Glass’s ability to generate sufficient future cash flows to ensure OI Glass’s goodwill is not impaired; (11) OI Glass’s ability to achieve its strategic plan; (12) unanticipated expenditures with respect to data privacy, environmental, safety and health laws; (13) the ability of OI Glass and the third parties on which it relies for information technology system support to prevent and detect security breaches related to cybersecurity and data privacy; (14) changes in capital availability or cost, including interest rate fluctuations and the ability of OI Glass to refinance debt on favorable terms; (15) foreign currency fluctuations relative to the U.S. dollar; (16) changes in tax laws or U.S. trade policies; (17) risks related to recycling and recycled content laws and regulations; (18) risks related to climate-change and air emissions, including related laws or regulations and increased Environmental, Social and Governance (“ESG”) scrutiny and changing expectations from stakeholders; and (19) the other risk factors under “Risk factors” in OI Glass’s Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequently filed Quarterly Report on Form 10-Q or other filings with the Securities and Exchange Commission.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this announcement are based on certain assumptions and analyses made by OI Glass in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While OI Glass continually reviews trends and uncertainties affecting OI Glass’s results of operations and financial condition, we and OI Glass do not assume any obligation to update or supplement any particular forward-looking statements contained in this announcement.

About OI GLASS

At O-I Glass, Inc. (NYSE: OI), we love glass and we’re proud to be one of the leading producers of glass bottles and jars around the globe. Glass is not only beautiful, it’s also pure and completely recyclable, making it the most sustainable rigid packaging material. Headquartered in Perrysburg, Ohio (USA), O-I is the preferred partner for many of the world’s leading food and beverage brands. We innovate in line with customers’ needs to create iconic packaging that builds brands around the world. Led by our diverse team of more than 24,000 people across 69 plants in 19 countries, O-I achieved net sales of $6.9 billion in 2022.

Contacts

Chris Manuel

Vice President of Investor Relations

567-336-2600

Chris.Manuel@o-i.com